UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 5, 2007
COMPASS DIVERSIFIED TRUST
(Exact name of registrant as specified in its charter)

Delaware	0-51937	57-6218917
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation)		No.)
COMPASS GROUP DIVERSIFIED HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	0-51938	20-3812051
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation)		No.)
Sixty One Wilton Road
Second Floor
Westport, CT 06880
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (203) 221-1703
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
(a) On January 5, 2007, Compass Group Diversified Holdings LLC (the “Company”), a subsidiary of Compass Group Diversified Trust (the “Trust” and, together with the Company, collectively “CODI,” “us” or “we”), entered into a Stock Purchase, Redemption and Contribution Agreement (the “Stock Purchase Agreement”) with Crosman Group, LLC (“Crosman Group”), an acquisition entity formed by Wachovia Capital Partners 2006, LLC, pursuant to which the Company, along with all other shareholders of Crosman Acquisition Corporation (“CAC”), sold all of the stock of its subsidiary, CAC, to Crosman Group. The total enterprise value for CAC was approximately $143 million.
     The purchase price is subject to adjustment for certain changes in working capital of CAC and the total amount of debt that was paid off or assumed by CAC at the closing. The Stock Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions.
     CODI’s share of the proceeds, after accounting for the redemption of CAC’s minority holders and the payment of Compass Group Management LLC’s (the “Manager”) profit allocation, was approximately $110 million. This amount was in respect of the repayment in full of all of CAC’s debt to CODI and the partial purchase and partial redemption of all of the equity interest of CODI in CAC. It is anticipated that CODI will recognize a gain of between $28 million and $30 million, after allocation of profits to the Manager and payment of expenses. $85 million of CODI’s net proceeds were used to repay amounts outstanding and accrued interest under the CODI’s revolving credit facility with Madison Capital Funding LLC, as agent (“Madison”). It is anticipated that the remaining net proceeds from the Stock Purchase Agreement will be invested in short term investment securities pending future application for partial funding of future acquisitions when identified.
     The Company’s shareholders of record on January 5, 2007 will each be allocated their share of the gain resulting from the sale and redemption of the Company’s interest in CAC.
     Shareholders are encouraged to consult with their own tax advisors with respect to the application of tax laws to their particular circumstances.
     This disclosure contains only a summary of certain provisions of the Stock Purchase Agreement described above. The summary does not purport to be a complete summary of such agreement and is qualified by reference to the Stock Purchase Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein. The Stock Purchase Agreement contains representations, warranties and other provisions that are qualified by reference to disclosure schedules that have not been filed with the Stock Purchase Agreement. These representations and warranties were made to provide the parties thereto with specific rights and obligations and to allocate risk among them, and they should not be relied upon for business or operational information about any of the parties or their affiliates. CODI issued a press release announcing this transaction on January 8, 2007. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
(b) On January 4, 2007, the Company approved an amendment to the Amended and Restated Operating Agreement of Compass Group Diversified Holdings LLC dated as of April 25, 2006. The amendment, which was executed by the Company and the Manager on January 9, 2006, clarifies in a manner beneficial to the shareholders of CODI certain definitions related to the method of calculating the “hurdle” that the Company must achieve before the Manager is entitled to participate in the profits of the Company under the profit allocation. The Company and the Manager agreed that these technical amendments are necessary to effectuate the intent of both the Company and the Manager with respect to the profit allocation, and but for these amendments, the existing definitions could be read to accelerate the moment at which the “hurdle” would be achieved in a manner detrimental to the shareholders of CODI. A copy of the Second Amended and Restated Operating Agreement of Compass Group Diversified Holdings LLC dated as of January 9, 2007 is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Section 2 Financial Information
Item 2.01 Completion of Acquisition or Disposition of Assets.
     The information set forth in Item 1.01 above with respect to the Stock Purchase Agreement is incorporated herein in its entirety.
Section 9 Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(b) Pro forma financial information.
     With respect to the information set forth in Item 1.01 above relating to the Stock Purchase Agreement, the unaudited pro forma condensed consolidated financial statements as of September 30, 2006 and for the nine months ended September 30, 2006 are attached hereto as Exhibit 99.2 and incorporated by reference herein.

(d)	Exhibits.

10.1	Stock Purchase, Redemption and Contribution Agreement dated as of January 5, 2007

10.2	Second Amended and Restated Operating Agreement of Compass Group Diversified Holdings LLC dated as of January 9, 2007

99.1	Press Release dated January 8, 2007

99.2	Unaudited pro forma Condensed Consolidated Financial Statements as of September 30, 2006 and for the nine months ended September 30, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2007	COMPASS DIVERSIFIED TRUST
	By:	/s/ James J. Bottiglieri
Regular Trustee

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2007	COMPASS GROUP DIVERSIFIED HOLDINGS LLC
	By:	/s/ James J. Bottiglieri
James J. Bottiglieri
Chief Financial Officer